Exhibit 12


                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)
                                   (Unaudited)


                                                                             Quarter Ended
----------------------------------------------------------------------------------------------------------
                                                                  August 29, 2004        August 24, 2003
----------------------------------------------------------------------------------------------------------
                                                                   (as restated)         (as restated)
Consolidated earnings from operations
   before income taxes.....................................              $ 108,086           $ 101,977
Plus fixed charges:
   Gross interest expense..................................                 11,954              11,904
   40% of restaurant and equipment minimum
     rent expense..........................................                  5,989               5,288
                                                                 ------------------     ------------------
       Total fixed charges.................................                 17,943              17,192
Less capitalized interest..................................                   (903)             (1,066)
                                                                 ------------------     ------------------

Consolidated earnings from operations
   before income taxes available to cover
    fixed charges..........................................              $ 125,126           $ 118,103
                                                                 ==================     ==================

Ratio of consolidated earnings to fixed
   charges.................................................                   6.97                6.87
                                                                 ==================     ==================
----------------------------------------------------------------------------------------------------------